As filed with the Securities and Exchange Commission on June 18, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Victory Portfolios II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

15935 La Cantera Parkway, San Antonio, TX 78256

(Address of registrant's principal executive offices)

Title of each class of securities	Name of each exchange on which each class
to be registered	is to be registered
VictoryShares WestEnd Global Equity ETF	The Nasdaq Stock Market LLC
VictoryShares WestEnd Economic Cycle Bond ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the

Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the

Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A
offering, check the following box	☐
Securities Act Registration file number to which this form relates: 333-181176
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the VictoryShares Global Equity Income ETF and VictoryShares Economic Cycle Bond ETF, each a series of Victory Portfolios II (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 115 to the Trust’s Registration Statement on Form N-1A (333-181176; 811-22696), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001683863-24-004269) on June 17, 2024, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed also is hereby incorporated by reference herein.

The series to which this filing relates and its respective I.R.S. Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	I.R.S. Employer ID Number

VictoryShares WestEnd Global Equity ETF	99-2298614
VictoryShares WestEnd Economic Cycle Bond ETF	99-2337421

Item 2. Exhibits

A.Registrant's Certificate of Trust dated April 12, 2012.

B.Registrant's Certificate of Amendment to Certificate of Trust dated October 21, 2015.

C.Registrant's Certificate of Amendment to Certificate of Trust filed on February 19, 2016.

D.Registrant's Second Amended and Restated Agreement and Declaration of Trust dated February 26, 2019.

E.Registrant's Amended and Restated By-Laws dated May 1, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Victory Portfolios II

June 18, 2024

/s/ Thomas Dusenberry

______________________________

Thomas Dusenberry

President